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                                                                    EXHIBIT 10.9

    SUBCONTRACTOR:

    (Company Name)
         Migratec, Incorporated
    ----------------------------------------------------------------------------
    (Address)
         12801 Stemmons Freeway, Suite 710, Dallas, TX 75234
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                             SERVICES SUBCONTRACTING
                                   AGREEMENT


    REASONING, INC.

         This Software Services Agreement is by and between Reasoning, Inc., with a place of business at 700 East El Camino Real, Mountain View, CA 94040 ("Reasoning") and the subcontractor named above ("Subcontractor"). The effective date of this Agreement shall be the date last signed below (the "Effective Date").

    1. Engagement of Services. Under the terms of this Agreement, Reasoning may periodically request that Subcontractor perform software services for Reasoning (which may be on behalf of Reasoning customers) by placing service orders using the form attached to this Agreement as Exhibit B ("Service Orders"). Subcontractor will make all reasonable efforts to render the services and return deliverables as scheduled in the Service Orders, or promptly if no schedule is set in a Service Order. Subcontractor will promptly confirm receipt of all new Service Orders by returning a signed Service Order to Reasoning, noting any required schedule changes.

    2. Reports, Invoicing and Compensation. Within 5 days of receipt of source code pursuant to any Service Order, Subcontractor will provide Reasoning a line count inventory report of the source code ("Inventory") and will comply with all reasonable requests from Reasoning for status reports. Subcontractor will invoice Reasoning for the services rendered upon completion of the services and delivery of final work product, except that on a case by case basis for lengthy projects Subcontractor and Reasoning may agree upon monthly invoicing of work in progress. Reasoning will pay Subcontractor the fees set forth in Exhibit A within thirty (30) days of receipt of a valid invoice. Subcontractor will also be reimbursed for expenses which are expressly provided for in the applicable Service Order or which have been approved in advance in writing by a Reasoning manager. Upon termination of this Agreement for any reason, Subcontractor will invoice Reasoning and be paid fees and expenses incurred to date on the basis stated in the Service Order(s) under which work has been completed.

     3. Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all information related to software source code provided by Reasoning to Subcontractor, which may include source code of third parties held in confidence by Reasoning. Subcontractor will use Reasoning's Confidential Information solely to perform the services for Reasoning and will not disclose any Confidential Information to any third parties except as Reasoning may hereafter authorize in writing. Reasoning agrees not to communicate any information to Subcontractor in violation of the proprietary rights of any third party and warrants that Reasoning has the right to grant the licenses granted to Subcontractor herein for the performance of the services. The above obligations with respect to Confidential Information shall not be applicable in any case where: (i) the information was in the public domain at or subsequent to the time it was communicated to Subcontractor by Reasoning through no fault of Subcontractor; (ii) the information was rightfully in Subcontractor's possession free of any obligation of confidence at or subsequent to the time it was communicated to Subcontractor; or (iii) the information was independently developed by Subcontractor.

    4. Deliverables. Reasoning will make all reasonable efforts to deliver the source code necessary for Subcontractor to perform the requested services (as described in each Service Order) to Subcontractor on or before the dates on which the services have been scheduled to commence. Reasoning hereby grants Subcontractor a limited license to make any copies of the source code necessary to perform the services and to prepare any derivative works necessary to create the applicable reports and/or deliverables. Subcontractor agrees to promptly deliver the original and any copies or derivatives of the source code to Reasoning upon completion of the services, and to take appropriate action to delete and destroy the source code from Subcontractor's electronic storage media.

    5. Scope of the Services. Subcontractor agrees that all services provided will be of professional quality and that Subcontractor will make all reasonable efforts to perform the services pursuant to individual Service Orders agreed on by the parties and/or the remediation instructions of Reasoning's customers as applicable. Reasoning acknowledges that except for date handling or as otherwise specified in a Service Order, Subcontractor is not responsible for correcting any errors in or otherwise improving the source code provided by Reasoning.

    CONFIDENTIAL

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    For a Warranty Period of one hundred and twenty (120) days after delivery of the respective remediated software, inspection reports, or other deliverables, Subcontractor warrants that such deliverables will perform or otherwise be accurate to individual Service Orders agreed on by the parties and/or the remediation instructions of Reasoning's customers, as applicable, in accordance with the specifications set forth above and that inspection reports will accurately assess the compliance of the submitted source code against the chosen compliance standards. For any failure of the remediated software or inspection reports to comply with the foregoing sentence, which is reported by Reasoning during the above Warranty Period and for which Reasoning provides reasonable cooperation in identifying problems as reasonably requested by Subcontractor, Subcontractor shall, at its expense, work promptly and diligently to provide a correction or workaround. Beyond the limited warranty set forth above, Subcontractor does not warrant the absolute accuracy of the remediated software or inspection reports, or the output or the results of the remediated software when used.

    6. Term and Termination. The initial term of this Agreement is for one (1) year from the Effective Date, unless earlier terminated as provided in this Agreement. Thereafter this Agreement will automatically renew on its anniversary date for successive one (1) year terms, unless either party provides written notice of termination at least thirty (30) days prior to any such renewal anniversary date. Either party may terminate this Agreement with or without cause upon at least thirty (30) days prior written notice to the other party, and in the case of a notice of breach, subject to the opportunity for the breaching party to cure during the notice period.

    7. Independent Contractor Relations. The relationship of the parties is that of independent contractors and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.

    8. Survival. The rights and obligations contained in Paragraphs 3 ("Confidential Information"), and 5 ("Scope of the Services") will survive any termination or expiration of this Agreement.

     9. Governing Law; Waiver; Severability. This Agreement shall be governed by the laws of the State of California, without giving effect to conflict of law principles. This Agreement may not be changed, altered or modified except by an instrument in writing, specifically referencing this Agreement, signed by a duly authorized representative of Reasoning and of Subcontractor. The parties have agreed that faxed signature copies will be legally binding. Any waiver by a party of any provision herein shall not be construed as a consent to or waiver of any other breach of the same or any other provision. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provisions hereof.

    10. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ITS TERMINATION.

    11. Entire Agreement. Each party acknowledges that it has read this Agreement, understands this Agreement and agrees to be bound by its terms, and further agrees that this Agreement constitutes the entire agreement between Subcontractor and Reasoning with respect to the subject matter hereof and supersedes all previous agreements, promises, or representations, oral or written.

         IN WITNESS WHEREOF, the corporate officer of Subcontractor and authorized representative of the Reasoning have executed this Agreement.

    Reasoning:

    By:  /s/ THOMAS H. DOYLE
       ----------------------------------
    Print Name: THOMAS H. DOYLE
               --------------------------
    Title: Vice President Worldwide Sales
          -------------------------------
    Date:  8/4/98
         --------------------------------


    Subcontractor:

    By: /s/ MARK C. MYERS
       ----------------------------------
    Print Name: Mark C. Myers
               --------------------------
             General Counsel &
    Title:   Chief Financial Officer
          -------------------------------
    Date:    7/30/98
         --------------------------------


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                                   EXHIBIT A

    GENERAL SERVICES

    The general services to be provided are:

    Impact Assessment

    Impact Assessment is the identification of, and location of, "date aware" symbols based on pattern recognition and propagation.

    Inspection Review

    Inspection Review is the identification of, and location of, "date aware" symbols based on pattern recognition and propagation and the determination as to whether particular "date aware" symbols are not Year 2000 compliant based on code inspection.

    Remediation

    Remediation is the identification of, and location of, "date aware" symbols based on pattern recognition and propagation and the application of client specified remediation solutions to source code.

    Inventory Assemblage

    Inventory Assemblage is the labor required to assemble a complete work unit to be delivered for processing by MigraTEC's MigraTEC2000 software tool.

    PRICING

    The pricing for the above services shall be:

         Impact Assessment        $0.10 USD per line of code
         Inspection Review        $0.15 USD per line of code
         Remediation              $0.22 USD per line of code
         Inventory Assemblage     $125 USD per hour plus any related out of
                                  pocket expenses

    Line of Code

    A line of code is defined as all lines of code processed by the MigraTEC2000 tool other than blank lines and comment lines.


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                                   EXHIBIT B

    This Service Order is governed by the terms of the Services Agreement in effect between Reasoning and Subcontractor (the "Agreement") and upon execution by the parties is deemed incorporated therein. All the terms used in this Service Order shall retain the same meaning as defined in the Agreement and such definitions are incorporated herein by reference. In the case of a conflict between any item in this Service Order and the Agreement, the terms of the Agreement will govern.

    Description of the source code to be analyzed:

    C++ code provided by Reasoning account Southern Cal Edison specifically the MDMA, O-Space and Roguewave modules.

    Number of lines of code:

    To be determined upon acceptance of complete inventory.

    Description of the services to be performed:

    Inspection Review

    Payment of Fees: If different than as specified in the Agreement, the fees for the services will be:

    $0.12 USD per line of code

    Expenses: Reasoning will reimburse Subcontractor for the following expenses incurred in connection with this Service Order:

    Not applicable

        IN WITNESS WHEREOF, the authorized representatives of the parties have executed the Service Order, with an effective date as of the date last signed below.

    REASONING                                MIGRATEC, INC.

    By:/s/ THOMAS H. HOLMES                  By:/s/ MARK C. MYERS
       -------------------------------          -------------------------------
    Print Name: Thomas H. Holmes             Print Name: Mark C. Myers
               --------------------                     -----------------------
    Title: VP, Supports & Services           Title: CFO & General Counsel
          -------------------------                ----------------------------
    Date: 8/4/98                             Date: 7/30/98
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